Exhibit 10.1

24th June 2019

PHOENIX PLUS INTERNATIONAL LIMITED

17/F, THE WORKSTATION,

43 - 45, LYNDHURST TERRACE,

CENTRAL, HONG KONG.

Dear Sir,

Re : APPOINTMENT LETTER AS TECHNICAL CONSULTANT

Refer to the above matter we hereby appoint your company as our Technical Consultant with the scope of works as the following:

1) Market and site survey on Green Technology Industry

2) Marketing and Technical Consultation on Solar Energy

Detail of service charges and work schedule are indicated in Annex 1. This appointment and authorization will be started from 1st July 2019 till 30th June 2020. The renew of appointment contract will be by writing notice.

Yours Sincerely,

ROOFRAMES METALTECH SDN BHD

/s/ Lee Dexion
Lee Dexion
Business Development Manager